Exhibit 99.1

Kadmon Provides Business Update and Reports Third Quarter 2017 Financial Results

NEW YORK, November 9, 2017 – Kadmon Holdings, Inc. (NYSE: KDMN) today provided a business update and reported financial and operational results for the three and nine months ended September 30, 2017.

“Kadmon has made significant progress in recent months, including the announcement of promising Phase 2 data on KD025, our lead Rho-associated coiled-coil kinase 2 inhibitor, in chronic graft-versus-host disease,” said Harlan W. Waksal, M.D., President and CEO at Kadmon.  “We look forward to reporting additional milestones in the near term, particularly updated cGVHD data at the American Society of Hematology meeting in December 2017 as well as initial data on KD025 in idiopathic pulmonary fibrosis in January 2018.”

“With the completion of our recent $80.4 million financing, led by respected biotech investors, we are well positioned to continue the advancement of our clinical programs to meet key inflection points,” said Konstantin Poukalov, CFO at Kadmon.

Clinical and Research Update

KD025 in Autoimmune and Fibrotic Diseases

•	Open-label, dose-finding Phase 2 clinical trial in cGVHD – additional data to be presented at the ASH Annual Meeting on December 10, 2017
•	Randomized, open-label Phase 2 clinical trial in IPF – initial data expected January 2018
•	Randomized, placebo-controlled Phase 2 clinical trial in moderate to severe psoriasis – currently ongoing

Tesevatinib in Polycystic Kidney Disease

•	Randomized, double-blind, placebo-controlled Phase 2 clinical trial in autosomal dominant polycystic kidney disease (ADPKD) – currently enrolling

•	Dose-finding Phase 1 clinical trial in autosomal recessive polycystic kidney disease (ARPKD) – first patient dosed in September 2017

Additional Clinical Update

The U.S. Food and Drug Administration (FDA) provided a Generic Drug User Fee Amendments of 2012 (GDUFA) goal date of January 30, 2018, to review the Company’s Abbreviated New Drug Application

(ANDA) for KD034, its generic trientine hydrochloride formulation for the treatment of Wilson’s disease, in blister packaging that offers room temperature stability.

Financial Results

Third Quarter 2017 Results

Loss from operations for the three and nine months ended September 30, 2017 was $19.8 million and $51.4 million, respectively, compared to $53.1 million and $95.8 million for the respective periods in 2016.

Revenue was $2.3 million and $10.8 million for the three and nine months ended September 30, 2017, respectively, compared to $5.7 million and $21.8 million for the respective periods in 2016. The Company expects sales of its ribavirin portfolio of products to contribute insignificantly in future periods.

Research and development expenses were $11.8 million and $30.3 million for the three and nine months ended September 30, 2017, respectively, compared to $9.6 million and $27.3 million for the respective periods in 2016.

Selling, general and administrative (SG&A) expenses were $9.1 million and $29.1 million for the three and nine months ended September 30, 2017, respectively, compared to $48.4 million and $91.3 million for the respective periods in 2016. The decrease in SG&A expenses for the three months ended September 30, 2017 as compared to the same period in 2016 is primarily related to a decrease in share-based compensation of $30.9 million, a decrease in amortization of intangible assets of $3.5 million and a decrease in employee compensation cost of $5.2 million due to a reduction in headcount.

Liquidity and Capital Resources

As of September 30, 2017, Kadmon’s cash and cash equivalents totaled $73.6 million, compared to $36.1 million as of December 31, 2016.  In September 2017, the Company raised $80.4 million in gross proceeds, or $75.5 million net of $4.9 million in underwriting fees and commissions and financial advisory fees, from the issuance of an aggregate of  26,775,000 shares of common stock and warrants to purchase 10,710,000 shares of common stock at an initial exercise price of $3.35 per share for a term of five years from the date of issuance at a combined price of $3.001 per share and accompanying warrant.  Gross proceeds of $66.8 million closed in September 2017 and the remaining $13.6 million of gross proceeds closed in October 2017. Kadmon’s cash and cash equivalents of $73.6 million at September 30, 2017 would have been $86.3 million, however $12.7 million of the net proceeds from the September financing was not received until October 6, 2017.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative product candidates for significant unmet medical needs. Our product pipeline is focused on autoimmune and fibrotic diseases.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors also include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii)  the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act; (xxii) statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance; (xxiii) litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes or settlements, whether or not covered by insurance; (xxiv) the use of proceeds from our recent public offering; (xxv) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxvi) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including the Company's Quarterly Report on Form 10-Q filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with the SEC on the date hereof. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Kadmon Holdings, Inc.
Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
Net sales	$1,036	$4,345	$5,070	$15,504
License and other revenue	1,241	1,350	5,730	6,274
Total revenue	2,277	5,695	10,800	21,778
Cost of sales	277	880	1,110	2,845
Write-down of inventory	933	129	1,676	266
Gross profit	1,067	4,686	8,014	18,667
Operating expenses:
Research and development	11,775	9,631	30,278	27,301
Selling, general and administrative	9,121	48,426	29,141	91,259
Gain on settlement of payable	—	(256)	—	(4,131)
Total operating expenses	20,896	57,801	59,419	114,429
Loss from operations	(19,829)	(53,115)	(51,405)	(95,762)
Total other expense	1,874	64,049	9,863	91,293
Income tax expense	—	—	316	315
Net loss	$(21,703)	$(117,164)	$(61,584)	$(187,370)
Deemed dividend on convertible preferred stock	490	21,264	1,428	21,264
Net loss attributable to common stockholders	$(22,193)	$(138,428)	$(63,012)	$(208,634)

Basic and diluted net loss per share of common stock	$(0.42)	$(4.24)	$(1.25)	$(12.65)
Weighted average basic and diluted shares of common stock outstanding	52,572,880	32,678,259	50,331,163	16,487,715

Kadmon Holdings, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	September 30,	December 31,
	2017	2016

Cash and cash equivalents	$73,605	$36,093
Other current assets	2,884	4,194
Other noncurrent assets	14,093	22,269
Total assets	$90,582	$62,556

Current liabilities	58,972	24,746
Other long term liabilities	26,176	34,325
Secured term debt – non-current, net	—	28,677
Total liabilities	85,148	87,748
Total stockholders’ equity (deficit)	5,434	(25,192)
Total liabilities and stockholders’ equity (deficit)	$90,582	$62,556

Contact Information

Ellen Tremaine, Investor Relations

646.490.2989

ellen.tremaine@kadmon.com

Maeve Conneighton

212.600.1902

maeve@argotpartners.com